Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 31, 2025, between Freight Technologies, Inc., a British Virgin Islands business company (the “Company”), and the purchaser party hereto (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Rule 506(b) of Regulation D promulgated under the Securities Act, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agrees as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Additional Tokens” shall have the meaning ascribed to such term in Section 4.14(a).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Proportion” means, in connection with a conversion of Part One Preferred Shares, an amount of Unmatured Tokens equal to the quotient of (x) the product of (i) the number of converted Part One Preferred Shares multiplied by (ii) the Reference Price; divided by (y) the Token Price.

“Attributed Tokens” means any Unmatured Tokens and Staking Tokens that, at the time of such determination, have not been transferred to the Purchaser pursuant to Section 4.16, 4.17 or 4.18.

“Automatic Return Event” means the Company or any of its Subsidiaries (i) commences any case, proceeding or other action under the title 11 of the United States Code, as in effect from time to time, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, seeking (A) to have an order for relief entered with respect to it, (B) to adjudicate it as bankrupt or insolvent, (C) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (D) appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets or (ii) makes a general assignment for the benefit of its creditors.

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“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Call Option” shall have the meaning ascribed to such term in Section 4.18(a).

“Call Option Effective Date” shall have the meaning ascribed to such term in Section 4.18(c).

“Call Option Exercise Notice” shall have the meaning ascribed to such term in Section 4.18(a).

“Call Payment” means: (i) if no Token Swap has occurred: the Attributed Tokens, made via Purchaser withdrawing the same from the Purchaser Maintained Wallet and (ii) if a Token Swap has occurred: (A) the Attributed Tokens made via Purchaser withdrawing the same from the Purchaser Maintained Wallet; plus, (B) a cash payment equal to the product of: (x) the Part One Preferred Shares Outstanding multiplied by (y) the Reference Price multiplied by (z) Swapped Token Factor.

“Callable Preferred Shares” means, collectively, (i) all Part One Preferred Shares Outstanding, plus (ii) the Part Two Preferred Shares Balance.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 51% of the aggregate voting power represented by the issued and outstanding shares of the Company (the “Control Change Acquisition”) and (b) in connection with a Control Change Acquisition, the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Company by Persons who were neither (i) members of the Board of Directors of the Company on the date of this Agreement, (ii) nominated, appointed or approved by the Board of Directors of the Company (either by a specific vote or by approval of a proxy statement issued by the Company on behalf of its Board of Directors in which such individual is named as a nominee for director) nor (iii) nominated, appointed or approved (either by a specific vote or by approval of a proxy statement issued by the Company on behalf of its Board of Directors in which such individual is named as a nominee for director) by directors so nominated.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

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“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Company Maintained Wallet” means a FET Token wallet established and maintained by the Company that is designated solely to hold any Matured Tokens and Additional Tokens under this Agreement, and that is kept separate from any other wallets or digital asset accounts used by the Company or any of its affiliates.

“Consideration Tokens” means the 11,300,000 FET Tokens received by the Company on the Closing Date.

“Conversion Shares” means the Ordinary Shares issuable upon conversion of the Purchased Securities.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Elective Return Event” means any of the following events: (i) a Change of Control; (ii) one or more judgments or decrees are entered against the Company or any of its Subsidiaries involving in the aggregate a liability in an amount in excess of $100,000 and all such judgments or decrees have not been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; (iii) the Company delivers an Indebtedness Notice or the Company breaches its obligations under Section 4.20; (iv) the Ordinary Shares cease to be listed for trading on the Trading Market; (v) the Company’s reporting obligations under the Exchange Act are terminated or suspended; (vi)  Shareholder Approval is not received within 180 days following the Closing Date and the Company has not used commercially reasonable efforts to obtain such approval through or more properly noticed shareholder meetings; and (vi) at any time beginning six (6) months following the Closing Date (A) there is not an effective registration statement covering all of the Conversion Shares, or the Prospectus contained therein is not available for use, and (B) Rule 144, for any reason, is not available with respect to the Conversion Shares any volume and manner of sale restrictions under Rule 144.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Excluded Securities” means securities of the Company issued in connection with any of the following: (a) Ordinary Shares or options to employees, officers or directors of the Company or consultants to the Company pursuant to any share or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits, divisions or combinations) or to extend the term of such securities, (c) warrants to purchase Ordinary Shares, issued to banks, private equity funds, business development companies, equipment lessors or other financial institutions, or to real property lessors, as equity kickers pursuant to a debt financing, equipment leasing or real property leasing transaction approved by a majority of the disinterested directors of the Company, (d) Ordinary Shares, options or convertible securities issued as consideration for the provision of goods or services pursuant to transactions approved by a majority of the disinterested directors of the Company, (e) Ordinary Shares, options or convertible securities issued in connection with sponsored research, collaboration, technology license, development or other similar agreements or strategic partnerships approved by a majority of the disinterested directors of the Company, (f) any other securities of the Company issued for non-cash consideration; and (g) securities of the Company issued to ATW Partners LLC or its Affiliates solely to extent the Net Equity Proceeds from such issuances does not exceed $4 million in any rolling twelve (12) month period.

“Extended Term” means the period commencing on the Closing Date and ending on the earliest of (i) the fifth (5th) anniversary of the Closing Date, (ii) the date on which the Purchased Securities are no longer outstanding, or (iii) the Purchaser no longer owns any Conversion Shares.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FET Token” is the utility token and the key medium of exchange on the Fetch.ai network.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Guaranteed Part Two Return” means an amount of Unlocked Part Two Preferred Shares that has an aggregate value (based on the Reference Price) that reflects a return, at the time of any conversion of a Part One Preferred Share or upon the Call Option Effective Date, of at least twenty-five percent (25%) per annum since the Closing Date (but with an absolute minimum return of twelve and one-half percent (12.5%) regardless of the time elapsed) on the relevant Part One Preferred Shares (based on the Reference Price being deemed paid on the Closing Date) being converted or being purchased pursuant to the Call Option.

“Indebtedness” means any (i) indebtedness for borrowed money; (ii) obligations for the deferred purchase price of property or services, (iii) long or short-term obligations evidenced by notes, bonds, debentures, or other similar instruments; (iv) obligations under any interest rate, currency swap, or other hedging agreement or arrangement; (v) capital lease obligations; (vi) reimbursement obligations under any letter of credit, banker’s acceptance, or similar credit transactions; (vii) guarantees made by the Company on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (i) through (vi); and (viii) any unpaid interest, prepayment penalties, premiums, costs, and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (i) through (vii).

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“Indebtedness Notice” shall have the meaning ascribed to such term in Section 4.20.

“Initial Term” means the period commencing on the Closing Date and ending on the earlier of (i) the second (2nd) anniversary of the date the Conversion Shares are eligible for resale pursuant to Rule 144; provided that the Initial Term shall be tolled during any subsequent period when the Conversion Shares are ineligible for resale pursuant to Rule 144, including due to a failure of the Company to meet the current public information requirements of Rule 144; or (ii) the date on which the Part One Preferred Shares are no longer outstanding (whether due to conversion or upon the Call Option Effective Date).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Locked Part Two Preferred Share” means a Part Two Preferred Share which is not an Unlocked Part Two Preferred Share.

“Market Price” on any date of determination means, if the Ordinary Shares are listed or admitted to trading on any registered national securities exchange, the last reported sale price, regular way (or, if no such price is reported, the average of the reported closing bid and asked prices, regular way) of the Ordinary Shares, in either case as reported on the principal registered national securities exchange on which the Ordinary Shares are listed or admitted to trading or, if not listed or admitted to trading on any registered national securities exchange, the average of the closing high bid and low asked prices as reported on the appropriate tier of the over-the-counter market operated by OTC Markets Group, Inc. or if not available on any tier of the over-the-counter market, then the average of the closing high bid and low asked prices as reported on any other U.S. quotation medium or inter-dealer quotation system, or if on any such date the Ordinary Shares are not listed or admitted to trading on a registered national securities exchange, are not included in any tier of the over-the-counter market, and are not quoted on any other U.S. quotation medium or inter-dealer quotation system, the average of the closing bid and asked prices as furnished by any FINRA member firm selected from time to time by the Company, and reasonably acceptable to the Purchaser, for that purpose.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Matured Tokens” shall have the meaning ascribed to such term in Section 4.14.

“Memorandum and Articles” means the Memorandum and Articles of Association of the Company, as amended and restated on January 31, 2025, and in the form attached hereto as Exhibit A.

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“Minimum Price Threshold” means $3.50 per Ordinary Share in the Company, as adjusted for any share splits, reverse share splits, reclassifications, recapitalizations, or similar transactions.

“Net Equity Proceeds” means the total cash proceeds received by the Company from the issuance or sale of its equity or equity linked securities (other than Excluded Securities), less only the bona fide underwriting discounts, placement agent fees, offering expenses, and other reasonable and customary out-of-pocket financing expenses related to such issuance or sale.

“Ordinary Shares” means the ordinary shares of the Company, with no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Part One Preferred Shares” means 1,335,388 of the Purchased Securities, as adjusted for any share splits, reverse share splits, reclassifications, recapitalizations, or similar transactions. For purposes of calculating the Part One Preferred Shares Outstanding, the first 1,335,388 Purchased Securities (as adjusted for any share splits, reverse share splits, reclassifications, recapitalizations, or similar transactions) which are converted shall be considered Part One Preferred Shares.

“Part One Preferred Shares Outstanding” means the number of Part One Preferred Shares that are outstanding on any measurement date.

“Part Two Preferred Shares” means all outstanding Purchased Securities that are in excess of the Part One Preferred Shares.

“Part Two Preferred Shares Balance” means the difference of (i) the total Locked Part Two Preferred Shares outstanding, minus (ii) the number of Locked Part Two Preferred Shares which need to become Unlocked Part Two Preferred Shares to ensure the Guaranteed Part Two Return on the Part One Preferred Shares to be purchased pursuant to the Call Option.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means the Series A4 preferred shares of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed, having the terms set forth in the Memorandum and Articles.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchased Securities” shall have the meaning ascribed to such term in Section 2.1.

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“Purchaser Maintained Wallet” means a FET Token wallet established and maintained by the Purchaser that is designated solely to hold (i) any Unmatured Tokens on the behalf of the Company; and (ii) Staking Tokens, and that is kept separate from any other wallets or digital asset accounts used by the Purchaser or any of its affiliates.

“Reference Price” means $3.894 per Preferred Share (as adjusted for any share splits, reverse share splits, reclassifications, recapitalizations, or similar transactions).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Purchased Securities and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Shareholder Approval” shall mean the approval of the holders of the requisite number of the outstanding Ordinary Shares to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of Conversion Shares (as such term is defined in each of such documents) issued and potentially issuable to the Purchaser in connection therewith, all as may be required by the applicable rules and regulations of the Trading Market (or any successor entity).

“Staking Net Proceeds” means the aggregate amount of FET Tokens or other assets earned through from staking FET Tokens during the Initial Term, less the actual, reasonable out-of-pocket costs and expenses incurred by the Company in connection with such staking activity.

“Staking Tokens” shall have the meaning ascribed to such term in Section 4.12(b).

“Subscription Amount” means, as to the Purchaser, the aggregate number of FET Tokens contributed hereunder as specified below its name on the signature page of this Agreement and next to the heading “Subscription Amount”.

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“Subsidiary” means any subsidiary of the Company set forth, discussed or disclosed in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Swap Notice” shall have the meaning ascribed to such term in Section 4.16(a).

“Swapped Token Factor” means the quotient of (i) the number of Consideration Tokens returned to the Purchaser via a Token Swap; divided by (ii) the difference between (x) the original number of Consideration Tokens hereunder minus (y) the number of Matured Tokens.

“Token Price” means $0.460177 per FET Token.

“Token Swap” shall have the meaning ascribed to such term in Section 4.16(a).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer” means the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b). The term “Transfer” shall apply equally to securities and tokens, including the FET Tokens.

“Transfer Agent” means Transhare Corporation, the current transfer agent of the Company, with a mailing address of Bayside Center 1, 17755 US Highway 19 N., Suite 140, Clearwater, Florida and a facsimile number of (727) 269-5616, and any successor transfer agent of the Company.

“Unlocked Part Two Preferred Share” means a Part Two Preferred Shares to which the Minimum Price Threshold does not apply, as set forth in Section 4.1(f).

“Unmatured Token” means a Consideration Token that is not a Matured Token.

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ARTICLE II.
PURCHASE AND SALE

2.1 Securities Purchase; Closing.

(a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, 2,311,248 Preferred Shares (the “Purchased Securities”) for an aggregate contribution of 11,300,000 FET Tokens.

(b) On or before the Closing Date, the Company and Purchaser shall deliver to the other the Closing deliverables as set forth in Sections 2.2(a) and 2.2(b) below, respectively. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur remotely via the email exchange of signatures.

2.2 Closing Deliverables.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company together with the Company’s wire instructions and executed by the Chief Executive Officer or Chief Financial Officer;

(ii) the Purchased Securities in book entry form registered on the register of members of the Company in the name of the Purchaser in the amounts set forth on Purchaser’s signature page hereto;

(iii) a certificate, in form provided to the Company, executed by an officer of the Company and dated as of the Closing Date, as to (A) the resolutions authorizing the Company’s entry into this Agreement and the consummation of the transactions contemplated herein, as adopted by the Company’s Board of Directors in a form reasonably acceptable to Purchaser, and (B) the Memorandum and Articles (of which a certified version shall be attached to such certificate);

(iv) a transfer agent instruction letter in a form acceptable to the Purchaser duly executed by the Company and the Transfer Agent; and

(v) a Certificate of the Chief Executive Officer and Chief Financial Officer of the Company certifying that all of the conditions to Closing have been satisfied.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser; and

(ii) the Purchaser’s Subscription Amount of FET Tokens, which delivery shall be made via deposit into the Purchaser Maintained Wallet.

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2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met or waived by the Purchaser:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein) with the exception of the representations in Section 3.1(f) which must be true and correct in all respects;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to Closing Date, trading in the Ordinary Shares shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally on any Trading Market shall not have been suspended or limited, or minimum prices shall not have been established on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any Trading Market, which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Purchased Securities at the Closing.

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ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports (as of two (2) Trading Days prior to the date hereof and excluding any risk factors, forward-looking statements or similar predictive statements) or the Disclosure Schedules, which SEC Reports (as of two (2) Trading Days prior to the date hereof and excluding any risk factors, forward-looking statements or similar predictive statements) and Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the SEC Reports (as of two (2) Trading Days prior to the date hereof and excluding any risk factors, forward-looking statements or similar predictive statements) and Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and as of the Closing Date:

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the SEC Reports and Section 3.1(a) of the Disclosure Schedule. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws, memorandum and articles of association or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. Except as set forth on Section 3.1(d) of the Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws, memorandum and articles of association or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to be material to the Company and its Subsidiaries.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) application(s) to each applicable Trading Market for the listing of the Conversion Shares for trading thereon in the time and manner required thereby and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

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(f) Issuance of the Securities. The Conversion Shares, when issued in accordance with the terms of the Preferred Shares, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Purchased Securities are duly authorized and free and clear of all Liens imposed by the Company. The Company will at all times keep available, from its duly authorized but unissued shares, the maximum number of Ordinary Shares issuable pursuant to the conversion of the Preferred Shares. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Preferred Shares is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(g) Capitalization. The maximum number of shares the Company is authorised to issue consists of (i) an unlimited number of Ordinary Shares, of which 2,265,074 are issued and outstanding, (ii) 3,000,000 of the Company’s Series A2 Preferred Shares of which 634,978 are issued and outstanding, (iii) 10,000,000 of the Company’s Series A1A Preferred Shares of which 1,169,846 are issued and outstanding, (iv) 25,000 of the Company’s Series Seed Preferred Shares of which 7,020 are issued and outstanding, (v) 21,000,000 of the Company’s Series B Preferred Shares of which 1,262,074 are issued and outstanding, and (vi) an unlimited number of the Company’s Series A4 Preferred Shares of which 1,551,447 are issued and outstanding. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and as set forth on Section 3.1(g) of the Disclosure Schedule, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Share Equivalents. The issuance and sale of the Securities will not obligate the Company to issue Ordinary Shares or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any mandatory redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares in the Company are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all foreign, federal and state securities laws. Other than the Required Approvals, no further approval or authorization of any shareholder, lender, the Board of Directors or others is required for the issuance and sale of the Purchased Securities and the Conversion Shares. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

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(h) SEC Reports; Financial Statements. Except as set forth in Section 3.1(h) of the Disclosure Schedule, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise could be reasonably likely to be material to the Company and its Subsidiaries.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its shares and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

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(j) Litigation. Except as set forth in Section 3.1(j) of the Disclosure Schedule, there is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to be materially adverse to the Company and its Subsidiaries. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except as could not have or reasonably be expected to be materially adverse to the Company and its Subsidiaries.

(l) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to be materially adverse to the Company and its Subsidiaries. (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Material Permit.

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(m) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports and as set forth in Section 3.1(m) of the Disclosure Schedule, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(n) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established and maintained disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic annual report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, except as set forth in Section 3.1(n) of the Disclosure Schedule, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to be materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

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(o) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(p) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Purchased Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(q) Reserved.

(r) Listing and Maintenance Requirements. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and, except as set forth on Section 3.1(r) of the Disclosure Schedule, the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth on Section 3.1(r) of the Disclosure Schedule, the Company has not in the 12 months preceding the date hereof received notice from any Trading Market on which Ordinary Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth on Section 3.1(r) of the Disclosure Schedule, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Ordinary Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(s) Application of Takeover Protections. No control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s memorandum or articles of association (or similar charter documents) or the laws of the British Virgin Islands that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities, is applicable to the Company.

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(t) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(u) Solvency. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(v) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to be materially adverse to the Company and its Subsidiaries, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(w) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act

(x) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

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(y) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(z) Acknowledgment Regarding Purchaser’s Purchase of Purchased Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(aa) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(bb) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(cc) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable U.S. and foreign financial record-keeping and reporting requirements, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(dd) Share Option Plans. Each share option granted by the Company under the Company’s share option plans was granted (i) in accordance with the terms of the Company’s share option plans and (ii) with an exercise price at least equal to the fair market value of the Ordinary Shares on the date such share option would be considered granted under GAAP and applicable law. No share option granted under the Company’s share option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

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(ee) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(ff) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

(gg) Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(b) Understandings or Arrangements. The Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Experience of The Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(d) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto), the SEC Reports and all such information it considers necessary or appropriate to make an informed investment decision with respect to the Securities.

(e) Accredited Investor or Qualified Institutional Buyer. The Purchaser understands the definitions of “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and “qualified institutional buyer” as defined in Rule 144A under the Securities Act and is either an “accredited investor” or “qualified institutional buyer” for purposes of acquiring the Securities to be purchased by the Purchaser under this Agreement.

(f) No Solicitation. At no time was the Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

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(g) FET Tokens. The Purchaser is the lawful and sole record and beneficial owner of the FET Tokens to be transferred hereunder, free and clear of any and all Liens. The Purchaser has good and valid title to such FET Tokens, and has full legal right, power, and authority to Transfer such FET Tokens. Upon the Closing, the Purchaser will convey to the Company good and valid title to all of the FET Tokens, free and clear of any Liens, other than any restrictions arising under applicable securities or commodities laws or as otherwise set forth in this Agreement. Neither the execution and delivery of this Agreement, nor the performance of the Purchaser’s obligations hereunder, will create or impose any Lien on the FET Tokens, other than any restrictions arising under applicable securities or commodities laws or as otherwise set forth in this Agreement. The Purchaser is in compliance, in all material respects, with all applicable laws, rules, and regulations relating to the holding, Transfer, or use of the FET Tokens, including any anti-fraud, anti-money laundering, counter-terrorist financing, economic sanctions, and anti-corruption laws and regulations. The Purchaser has not engaged in, and to its knowledge has not permitted any third party to engage in, any transaction involving the FET Tokens that has violated or would reasonably be expected to violate any applicable law or regulation (including, without limitation, those promulgated by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the Commission, or any other applicable governmental or regulatory authority). Neither the Purchaser nor any of its subsidiaries, directors, officers, employees, or, to the Purchaser’s knowledge, agents is the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or any other applicable sanctions authority. The execution, delivery, and performance by the Purchaser of this Agreement, and the transfer of the FET Tokens pursuant hereto, do not and will not (i) result in any violation or default of any provision of the Purchaser’s organizational documents, (ii) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to the Purchaser, or (iii) conflict with, result in a breach of, or constitute a default under any material agreement or instrument by which the Purchaser or its properties are bound, except in the case of clauses (ii) and (iii) where such violation, conflict, or breach would not have a material adverse effect on the Purchaser’s ability to perform its obligations under this Agreement. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental authority is required on the part of the Purchaser in connection with the valid execution, delivery, and performance of this Agreement, except for any filings that may be required under applicable securities or commodities laws or regulations.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) During the Extended Term, the Purchaser agrees that it shall not Transfer, directly or indirectly, any Purchased Securities without, in each case, the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion; provided, however, the Purchaser may, without the Company’s consent, Transfer any Purchased Securities to any of its Affiliates (each such person, a “Permitted Transferee” and such transfer or assignment a “Permitted Transfer”); provided, further, that at the time of and as a condition to any Permitted Transfer, each Permitted Transferee shall execute a joinder to this Agreement agreeing to be bound by the terms hereof with respect to the Purchased Securities.

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(b) During the Extended Term, the Purchaser shall not sell or otherwise Transfer any Conversion Shares on any Trading Day in an aggregate amount in excess of two percent (2%) of the total number of Ordinary Shares traded on the Trading Market during such Trading Day; provided that (x) upon the request of the Purchaser the foregoing restriction may be waived by the Company; and (y) upon delivery of a Call Option Exercise Notice the foregoing restriction shall automatically increase to five percent (5%) of the total number of Ordinary Shares traded on the Trading Market during such Trading Day. In addition, in the event the purchaser under that certain Securities Purchase Agreement, dated as of January 31, 2025, by and between such purchaser and the Company, is no longer the beneficial and record owner of any Preferred Shares originally purchased thereunder, this Section 4.1(b) shall immediately be deemed null and void.

(c) Subject to the Transfer restriction provisions set forth in Section 4.1(a) and Section 4.1(b), the Securities may only be disposed of in compliance with state and federal securities laws. In connection with any Transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of Transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Purchaser under this Agreement.

(d) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities that are certificated in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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IN ADDITION, THIS SECURITY [AND THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE]] ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED MARCH 31, 2025.

(e) Except as expressly permitted in this Section 4.1(e), the Purchaser shall not convert any of the Purchased Securities into Ordinary Shares without the Company’s prior written consent, which may be granted or withheld in the Company’s sole discretion. Notwithstanding the foregoing, at any time after six months from Closing the Purchaser may convert the Part One Preferred Shares into Ordinary Shares of the Company, subject to the other terms and conditions set forth in this Agreement (including the requirement below relating to shareholder approval). In addition, the Purchaser may convert Locked Part Two Preferred Shares into Ordinary Shares of the Company only when the Market Price of the Ordinary Shares equals or exceeds the Minimum Price Threshold. For the avoidance of doubt, the Minimum Price Threshold shall not apply to Unlocked Part Two Preferred Shares. Any attempted conversion of Purchased Securities in contravention of this Section 4.1(e) shall be deemed null and void ab initio and of no force or effect. Furthermore, the Purchaser may only convert any Purchased Securities into Ordinary Shares of the Company after the Company has obtained approval from its shareholders for such conversion in accordance with the applicable rules and regulations of the Trading Market, unless such conversion is otherwise permitted under such rules and regulations without the need for shareholder approval.

(f) Unlocking of Part Two Preferred Shares.

(i) Upon the conversion of one or more Part One Preferred Shares, an amount of Locked Part Two Preferred Shares equal to the Guaranteed Part Two Return on such converted Part One Preferred Shares shall become Unlocked Part Two Preferred Shares.

(ii) Upon the receipt of a Call Option Exercise Notice, all Part Two Preferred Shares in excess of the Part Two Preferred Shares Balance shall become Unlocked Part Two Preferred Shares.

(g) On the date which is six (6) months after the Closing Date, the Company shall cause its counsel to deliver a written opinion, addressed to the Company’s Transfer Agent and in the form acceptable to the Purchaser that transfer and sale of the Conversion Shares when issued upon conversion of the Preferred Shares in accordance with their terms, is not required to be registered under the Securities Act by reason of the exemption provided by Section 4(a)(1) thereof and Rule 144 thereunder (provided the requirements of Rule 144 are satisfied and provided the such Conversion Shares are not then registered under the Securities Act for resale pursuant to an effective registration statement), and that any restrictive legend on the certificates for such Conversion Shares and restrictions on the Company’s records concerning the transfer of such Conversion Shares under the Securities Act may be removed in connection with such transfer and sale. The Company shall insure that such written opinion remains in effect for so long as any such Preferred Shares or Conversion Shares bear a restrictive legend.

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4.2 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3 Securities Laws Disclosure; Publicity. The Company shall within four Trading Days of the date hereof, file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission. From and after the issuance of the Form 8-K, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.

4.4 Reserved.

4.5 Indemnification of Purchaser. Subject to the provisions of this Section 4.5, the Company will indemnify and hold the Purchaser and its directors, officers, managers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any Action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of a Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such Action is solely based upon a material breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such shareholder or any violations by the Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which constitutes fraud, gross negligence or willful misconduct). If any Action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Action there is, in the reasonable opinion of Purchaser’s counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.5 shall be made by advancement of periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law; provided, however, that no Purchaser shall be entitled to any double recovery of damages as a result of the exercise of any other such right.

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4.6 Listing of Ordinary Shares. The Company hereby agrees to take all actions immediately prior to the date hereof to file a Listing of Additional Shares with the Trading Market relating to the transaction contemplate hereby. The Company will use its best efforts to maintain the listing or quotation of the Ordinary Shares on the Trading Market on which it is currently listed. The Company further agrees, if the Company applies to have the Ordinary Shares traded on any other Trading Market, it will then include in such application all of the Conversion Shares will take such other action as is necessary to cause all of the Conversion Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Ordinary Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Ordinary Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.7 Available Ordinary Shares. As of the date of this Agreement, the Company has capacity under the rules and regulations of the Trading Market to issue up to 453,015 Ordinary Shares without obtaining Shareholder Approval.

4.8 Shareholder Approval. In accordance with Section 4.1(e) of this Agreement, the Purchaser shall not convert the Purchased Securities into Ordinary Shares in excess of 453,015 shares until Shareholder Approval has been obtained. The Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) as promptly as possible following the date hereof but in no event later than 90 days from the date hereof for the purpose of obtaining the Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every 30 days thereafter to seek Shareholder Approval until the date the Shareholder Approval is obtained.

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4.9 Certain Transactions; Confidentiality; Prohibition on Short Sales.

(a) The Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including short sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Form 8-K as described in Section 4.3. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Form 8-K as described in Section 4.3, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included herein.

(b) The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

4.10 Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

4.11 Reservation of Ordinary Shares. So long as any of the Purchased Securities remain outstanding, the Company shall at all times have authorized but unissued, no less than 100% of the maximum number of Ordinary Shares issuable upon conversion of all the Purchased Securities outstanding (without regard to any limitations on the conversion of the Preferred Shares set forth therein).

4.12 Staking Proceeds.

(a) The Company agrees that the Consideration Tokens (including Matured Tokens) and Additional Tokens shall be staked during the Initial Term as determined by the Purchaser in its discretion.

(b) The Staking Net Proceeds earned by the Company with respect to the Unmatured Tokens shall belong to the Purchaser, to be held in the Purchaser Maintained Wallet by the Purchaser for its own benefit (the “Staking Tokens”). The Purchaser shall be free to withdraw any and all Staking Tokens from the Purchaser Maintained Wallet at any time.

(c) The Staking Net Proceeds earned by the Company with respect to the Matured Tokens and any Additional Tokens shall belong to the Company, to be held in the Company Maintained Wallet by the Company.

(d) The Company’s obligations under this Section 4.12 shall continue in full force and effect during the Initial Term. Upon the expiration of the Initial Term, the Company shall have no further obligations under this Section.

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(e) The Company shall maintain complete and accurate records pertaining to the staking of the FET Tokens, including with respect to all costs and expenses incurred by the Company in connection with such staking activity. Upon reasonable notice, the Purchaser (or its designated representative) shall have the right, at its own expense and not more than once per calendar year, to inspect such records during normal business hours to verify compliance with the terms of this Section 4.12.

4.13 Restriction on Transfer of FET Tokens.

(a) During the Initial Term, the Company shall not, without the prior written consent of the Purchaser, directly or indirectly Transfer all or any part of the Consideration Tokens (whether or not Matured Tokens) or any Additional Tokens. The Company shall ensure that all Unmatured Tokens remain free and clear of any Liens, other than any restrictions arising under applicable securities or commodities laws or as otherwise set forth in this Agreement.

(b) During the Initial Term, except as expressly set forth herein, no Transfer of any portion of the Consideration Tokens (whether or not Matured Tokens) or Additional Tokens may occur without the Purchaser’s prior written consent, which may be granted or withheld in the Purchaser’s sole discretion.

(c) Any Transfer in contravention of this Section 4.13 shall be null and void ab initio, and the Company shall bear all losses, costs, and expenses (including any reasonable attorneys’ fees) incurred by the Purchaser or any other Person as a result of such prohibited Transfer.

4.14 Matured Tokens

(a) On the date that is 30 Business Days following the conversion of any Part One Preferred Shares, an Applicable Proportion of the Consideration Tokens shall become “Matured Tokens”, provided, however, if the Purchaser effectuates a Token Swap during such 30 Business Day period, such Applicable Proportion of the Consideration Tokens shall be the first ones swapped as part of the Token Swap and shall not become Matured Tokens.

(b) In the event the Call Option is exercised, any Consideration Tokens that are pending Matured Tokens as a result of a conversion of Part One Preferred Shares shall becomes Matured Tokens upon the Call Option Effective Date.

(c) Promptly following the Purchaser’s receipt of written notice, the parties shall cooperate as necessary to transfer the Matured Tokens from the Purchaser Maintained Wallet to the Company Maintained Wallet.

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4.15 Requirement to Purchase Additional FET Tokens.

(a) During the Initial Term, the Company shall use the Net Equity Proceeds raised in any equity or equity linked financing transaction to promptly (and in any event within five (5) Business Days following receipt of such Net Equity Proceeds) purchase additional FET Tokens in the open market (the “Additional Tokens”) for a purchase price no less than an aggregate amount equal to twenty percent (20%) of the Net Equity Proceeds.

(b) The Company shall provide the Purchaser with written notice of its receipt of Net Equity Proceeds within two (2) Business Days thereof, including the date and amount of each equity financing transaction that has closed and the calculation of Net Equity Proceeds, and thereafter provide the Purchaser with reasonable documentation evidencing compliance with the requirement to purchase Additional Tokens under this Section 4.15, including the number of Additional Tokens purchased, within two (2) Business Days thereof.

(c) The Purchaser shall hold all Additional Tokens in the Company Maintained Wallet.

4.16 Token Swap.

(a) At any time after the Closing Date, the Purchaser shall have the right, in its sole discretion, to require the Company to transfer to the Purchaser any or all of the Attributed Tokens that are then held by the Company in exchange for cash payment of the Token Price for each Attributed Token (each occurrence, a “Token Swap”). The Purchaser shall exercise this right by delivering written notice (each, a “Swap Notice”) to the Company specifying a closing date for the Token Swap, which date may be as early as the date of the Company’s receipt of the Swap Notice.

(b) On the closing date specified in the Swap Notice (or such other date as the Purchaser and the Company may mutually agree), the Company shall transfer to the Purchaser (which transfer shall be made by Purchaser withdrawing from the Purchaser Maintained Wallet) the applicable amount of Consideration Tokens held by the Company free and clear of any Liens or encumbrances, and the Purchaser shall pay to the Company the applicable purchase price by wire transfer of immediately available funds to an account designated by the Company.

(c) The Token Swap right may be exercised more than once, for any or all of the Consideration Tokens then held by the Company, as and when determined by the Purchaser in its discretion.

(d) All right, title, and interest in and to the Consideration Tokens shall transfer to the Purchaser and such Consideration Tokens shall thereafter be deemed reacquired by the Purchaser.

4.17 Token Return.

(a) In the event an Automatic Return Event occurs, without any requirement of notice from the Purchasers or the Company, the Attributed Tokens shall be deemed to have been automatically transferred by the Company to the Purchaser (and Purchaser shall withdraw the Attributed Tokens from the Purchaser Maintained Wallet), and the remaining Part One Purchased Securities shall be deemed to have been automatically transferred by the Purchaser to the Company.

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(b) In the event an Elective Return Event occurs, then upon written notice by the Purchaser to the Company, the Attributed Tokens shall be deemed to have been transferred by the Company to the Purchaser (and Purchaser shall withdraw the Attributed Tokens from the Purchaser Maintained Wallet), and the remaining Part One Purchased Securities shall be deemed to have been transferred by the Purchaser to the Company.

(c) Each party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Section 4.17.

4.18 Company Call Option.

(a) Right to Exercise Call Option. At any time, the Company shall have the right (but not the obligation) to purchase from the Purchaser all, and not less than all, of the Callable Preferred Shares by delivering a written notice (the “Call Option Exercise Notice”) to the Purchaser. The exercise of such right, and the resulting purchase, shall be referred to herein as the “Call Option.”

(b) Contents of Call Option Exercise Notice. The Call Option Exercise Notice shall specify (i) that the Company is exercising its Call Option with respect to all, and not less than all, of the Callable Preferred Shares, (ii) the Call Option Effective Date (which shall be the effective date of the Call Option, not fewer than thirty (30)days after receipt of such notice by the Purchaser, unless otherwise agreed), and (iii) the calculation of the Call Payment.

(c) Effectiveness. The Call Option shall be effective on the date the Call Option Exercise Notice is deemed delivered and the applicable notice period has expired (the “Call Option Effective Date”).

(d) Settlement of Call Option; Delivery of Call Payment.

(i) Company’s Obligations. On the Call Option Effective Date, the Company shall deliver to the Purchaser the Call Payment.

(ii) Purchaser’s Obligations. Upon the Company’s tender of the Call Payment, the Purchaser shall surrender, transfer, or otherwise deliver (or cause to be delivered) to the Company any certificates or book-entry notations representing the Callable Preferred Shares being purchased under the Call Option, free and clear of all Liens (other than those arising under applicable securities laws). The Purchaser shall provide any customary documentation reasonably required to effectuate the transfer.

(e) Title and Cancellation. Upon delivery of the Call Payment and surrender of the Callable Preferred Shares, all right, title, and interest in and to such Callable Preferred Shares shall vest in the Company, such shares shall be deemed cancelled (or otherwise retired), and the Company shall cause its transfer agent to update its books and records accordingly.

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(f) Guaranteed Part Two Return. The parties agree that the Call Payment (and related calculations for the Part Two Preferred Shares Balance) shall take into account the Guaranteed Part Two Return (25% per annum, with a 12.5% absolute minimum), ensuring that the Purchaser receives at least such return in Unlocked Part Two Preferred Shares on the Part One Preferred Shares for the period they were outstanding.

(g) Further Assurances. The Company and the Purchaser shall execute and deliver such further instruments and take such additional actions as may be reasonably necessary to carry out the intent and purposes of this Section 4.18, including effecting transfers of digital tokens or delivering funds and share certificates in a timely manner.

(h) Good-Faith Adjustments. The parties acknowledge that if the consummation of the Call Option conflicts with or violate any applicable Trading Market requirements or other applicable law or regulations, the parties shall cooperate in good faith to make an equitable adjustment to the terms and provisions governing the Call Option that preserves the material economic intent of this Section 4.18 while complying with applicable law and regulations.

4.19 Development Partnership.

(a) During the Initial Term (or such longer period as mutually agreed), the Purchaser and the Company shall negotiate and seek to agree upon a definitive development partnership (the “Development Partnership”), which shall outline, among other things, joint product development objectives, responsibilities, timelines, allocation of resources, and any related commercial arrangements.

(b) Each party shall:

(i) Promptly provide to the other party (or its designees) such information or materials as may be reasonably necessary to facilitate the negotiation of the Development Partnership.

(ii) Make its relevant personnel available, as reasonably necessary, to participate in discussions and negotiations in good faith.

(iii) Work cooperatively and expeditiously to draft and finalize a written agreement evidencing the Development Partnership on mutually agreeable terms.

(c) Notwithstanding anything to the contrary in this Agreement:

(i) The Purchaser and the Company acknowledge that the negotiation of the Development Partnership does not guarantee that a definitive agreement will be executed; and

(ii) Neither party shall be obligated to enter into any definitive agreement unless the terms thereof are mutually acceptable to both parties, in their respective sole discretion.

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4.20 Indebtedness.

(a) During the Initial Term, the Company shall not, and shall not permit any of its Subsidiaries to incur, directly or indirectly, any Indebtedness, without prior written notice to the Purchaser (“Indebtedness Notice”).

(b) The following permitted liabilities shall not be prohibited by Section 4.20(a): (i) the Company’s existing revolving line of credit with Capital Foundry Funding, LLC, so long as the sole recourse of such lender are the accounts receivable of the Company and neither the Company nor any of its subsidiaries provides any guarantee of payment of such receivables or other amounts under the line of credit; (ii) facility lease obligations; (iii) accounts payable and accrued expenses owed to carriers, vendors, suppliers, contractors, consultants, advisors, legal counsel, investment banks and other providers with whom the Company transacts for services or products in the ordinary course of business; and (iv) other normal course of business obligations that the company incurs to carry out its daily operations up to an aggregate of $100,000, including: (A) credit card debt that the company incurs to purchase general and administrative items, including, but not limited to, travel and travel-related services, certain software and related services, office equipment and office related items and services; and (B) any bank liabilities on existing checking and savings accounts that are used for normal course of business transactions (collectively, the “Permitted Indebtedness”).

(c) In addition, the Company shall not, and shall not permit any of its Subsidiaries to incur, directly or indirectly, any Indebtedness (including any Permitted Indebtedness) that would result in a Lien on any Attributed Tokens.

4.21 Piggyback Registration Rights.

(a) If at any time the Company has registered or has determined to register any Ordinary Shares under the Securities Act for its own account or for the account of other security holders of the Company on any registration form (other than Form S-4 or S-8) (a “Registration”), the Company will give the Purchaser written notice thereof promptly (but in no event less than 15 days prior to the anticipated filing date) and shall include in such registration all Conversion Shares (collectively, the “Registrable Securities”) requested to be included therein pursuant to the written request of the Purchaser received within 10 days after delivery of the Company’s notice. As a condition to such inclusion, the Company may require the Purchaser to complete such questionnaires or enter into customary agreements regarding the sale of such Registrable Securities, including representations and warranties as to the Purchaser’s beneficial ownership of the Registrable Securities and such other matters as shall be typical for distributions of the kind contemplated by the Registration; provided that, in no event will the Purchaser be required to agree to any lock-up or other transfer restrictions on the Registrable Securities or any other securities of the Company. All expenses incurred in connection with any Registration shall be borne by the Company.

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(b) To the fullest extent permitted by law, the Company shall indemnify and hold harmless Purchaser, and the managers, members, officers, directors and shareholders of such Purchaser, the legal counsel and accountants for Purchaser, each underwriter (as defined in the Securities Act) for Purchaser, and each Person, if any, who controls such Purchaser or underwriter, in each case against all damages incurred by any such Person, and the Company shall pay to each such Purchaser, underwriter, controlling Person or other aforementioned Person, all legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which damages may result, as and when such expenses are incurred in connection with such Registration; provided, however, that the indemnity shall not apply to and the Company shall not be liable for any damages to the extent that they arise out of or are based upon written information furnished by or on behalf of the Purchaser expressly for use in connection with such Registration.

(c) The Company shall not grant to any Person the right to request the Company to register any securities unless such rights are consistent with the provisions of this Section 4.20.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Purchaser by written notice to the Company, if the Closing has not been consummated on or before the earlier of (i) the fifth Trading Day after all of the conditions to Closing have been satisfied or waived and (ii) thirty (30) days from the date hereof; provided, however, no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser. The Company shall also pay all legal fees of the Purchaser, not to exceed $35,000, which will be deducted out of the proceeds at Closing.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail attachment at the facsimile number or email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon the Purchaser and holder(s) of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchaser.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6 and this Section 5.8.

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5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an Action, suit or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.6, the prevailing party in such Action, suit or Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf,” “.jpg,” or similar format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, “.pdf,” “.jpg” or similar format data file signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of the conversion of a Preferred Share, the Purchaser shall be required to return any Ordinary Shares subject to any such rescinded conversion notice concurrently with the return to the Purchaser of the applicable Preferred Share.

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5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Payments of Amounts Owed. The Company’s obligations to pay any amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such amounts are due and payable shall have been canceled.

5.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

5.20 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FREIGHT TECHNOLOGIES INC.		Address for Notice: 2001 Timberloch Place, Suite 500, The Woodlands, TX 77380
By:		Fax:
Name: Title:	Javier Selgas Chief Executive Officer

With a copy to (which shall not constitute notice):

Bevilacqua PLLC 1050 Connecticut Avenue, NW Suite 500, Washington, DC 20036 Attention: Louis Bevilacqua Email: lou@bevilacquapllc.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: FETCH COMPUTE INC

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: Humayun Sheikh_________________________________

Title of Authorized Signatory: ______________________________________________

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Closing:

Subscription Amount: 11,300,000 FET Tokens

Series A4 Preferred Shares: 2,311,248

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EXHIBIT A

Memorandum and Articles of Association of Freight Technologies, Inc.

As Amended and Restated on January 31, 2025

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